Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Inna Vyadro	Paul Brauneis

Director of Investor Relations	Chief Financial Officer

Avici Systems Inc.	Avici Systems Inc.

978-964-2000	978-964-2000

ivyadro@avici.com	pbrauneis@avici.com

Avici Systems Reports Third Quarter 2004 Results

North Billerica, MA, October 21, 2004— Avici Systems Inc. (NASDAQ: AVCI), today reported results for its third quarter and nine months ended September 30, 2004.

Gross revenue for the third quarter and nine months ended September 30, 2004 was $3.7 million and $22.8 million, respectively, compared to $10.5 million and $27.9 million, respectively, for the three and nine month periods ended September 30, 2003. Revenue, net of common stock warrant discount, for the three and nine month periods ended September 30, 2004 was $3.2 million and $21.2 million, respectively, compared to $9.6 million and $25.4 million in the comparable 2003 three and nine month periods.

GAAP net loss for the third quarter ended September 30, 2004 was $10.4 million, or $0.82 per share, compared to a GAAP net loss of $9.1 million, or $0.75 per share, in the prior year’s third quarter. GAAP net loss for the 2004 and 2003 third quarter periods includes $0.7 million and $1.0 million, respectively, for non-cash equity based charges, consisting of common stock warrant discount and certain stock based compensation. The charge in the 2003 third quarter was offset by a $0.6 million credit from the utilization of inventory previously written off.

GAAP net loss for the nine months ended September 30, 2004 was $25.7 million, or $2.04 per share, compared to a GAAP net loss of $33.1 million, or $2.70 per share, for the same period last year. GAAP net loss for the nine months ended September 30, 2004 and 2003 includes $1.9 million and $3.3 million, respectively, for common stock warrant discount and certain stock based compensation, offset by $0.7 million and $1.4 million, respectively, of inventory credits.

Although GAAP net loss for the three and nine months ended September 30, 2004 was adversely affected by lower gross margin dollars resulting from the decline in year over year revenue levels and customer mix, operating expenses on a GAAP basis were $4.2 million and $11.8 million lower for the three and nine months ended September 30, 2004, respectively, as compared to the corresponding periods in the prior year. The three and nine month year over year improvement in operating expenses results primarily from lower depreciation expense approximating $3.8 million and $9.4 million, respectively.

Non-GAAP net loss (GAAP net loss excluding charges for common stock warrant discount, certain stock based compensation and inventory credits) and net loss per share for the three months ended September 30, 2004 and 2003 were $9.8 million, or $0.77 per share, and $8.7 million, or $0.72 per share, respectively. Non-GAAP net loss and net loss per share for the nine months ended September 30, 2004 was $24.6 million, or $1.95 per share, compared to $31.2 million, or $2.54 per share for the prior year nine month period ended September 30, 2003.

Cash, marketable securities and long-term investments totaled $76.7 million at September 30, 2004.

“Despite the shortfall in third quarter revenue, we see good prospects for future growth and customer wins,” said Steve Kaufman, President and CEO. “This results from a strengthening pipeline of channel business and new IP network build-outs.”

Avici will discuss these quarterly results in an investor conference call today at 8:30 AM eastern daylight savings time. The conference telephone number is (888) 273-9887. A replay of the conference call will be available after 1 PM. Replay information will be available at (800) 745-6701, access code: 750230. Replay of this call is also available on Avici’s Web site, www.avici.com, along with a copy of this release.

About Avici Systems

Avici Systems Inc., headquartered in North Billerica, Mass., is a leading provider of purpose-built carrier-class routing solutions for the Internet. Avici’s family of routers is designed to meet carrier requirements for the highest scalability, reliability and network availability, while lowering the total cost of building and operating their networks. The company’s routing systems provide new IP solutions to some of the world’s leading service providers. For more information, please visit us at www.avici.com.

Avici is a trademark of Avici Systems Inc.

This release contains information about Avici’s future expectations, plans, and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. When used in this press release, the word “will”, “expected” and other similar expressions are intended to identify such forward looking statements. Such risks and uncertainties include, but are not limited to, market acceptance of Avici products, services and enhancements, customer purchasing patterns and commitments, development of the market place, product development and enhancement, intensity of competition of other vendors, technological changes, reliance on distribution partners, risks associated with international expansion, and other risks set forth in Avici’s filings with the Securities and Exchange Commission.

AVICI SYSTEMS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenue:
Product	$2,454	$9,353	$18,697	$24,843
Service	1,256	1,108	4,064	3,055

Total gross revenue	3,710	10,461	22,761	27,898
Less – Common stock warrant discount - Product	(527)	(817)	(1,581)	(2,451)

Net revenue	3,183	9,644	21,180	25,447

Cost of revenue – Product (1)	1,619	2,478	8,716	8,638
Cost of revenue – Service	569	819	1,725	2,318

Total cost of revenue	2,188	3,297	10,441	10,956

Gross margin	995	6,347	10,739	14,491

Operating expenses:
Research and development (2)	7,846	11,596	24,734	35,662
Sales and marketing (2)	2,506	2,649	8,478	8,121
General and administrative (2)	1,218	1,520	3,990	4,649
Stock-based compensation	129	152	309	890

Total operating expenses	11,699	15,917	37,511	49,322

Loss from operations	(10,704)	(9,570)	(26,772)	(34,831)
Interest income, net	332	459	1,054	1,707

Net loss	$(10,372)	$(9,111)	$(25,718)	$(33,124)

Net loss per basic and diluted share	$(0.82)	$(0.75)	$(2.04)	$(2.70)

Weighted average common shares used in computing basic and diluted net loss per share	12,686,147	12,189,261	12,586,555	12,266,712

(1) Includes benefit from the utilization of inventory previously written off in 2001 as being in excess of demand	$43	$601	$728	$1,378

(2) Excludes certain non-cash, stock-based compensation, as follows:
Research and development	$85	$105	$222	$540
Sales and marketing	15	7	42	168
General and administration	29	40	45	182

	$129	$152	$309	$890

AVICI SYSTEMS INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(unaudited)

Note 1

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenue:
Product	$2,454	$9,353	$18,697	$24,843
Service	1,256	1,108	4,064	3,055

Total gross revenue	3,710	10,461	22,761	27,898

Cost of revenue – Product	1,662	3,079	9,444	10,016
Cost of revenue – Service	569	819	1,725	2,318

Total cost of revenue	2,231	3,898	11,169	12,334

Gross margin	1,479	6,563	11,592	15,564

Operating expenses:
Research and development	7,846	11,596	24,734	35,662
Sales and marketing	2,506	2,649	8,478	8,121
General and administrative	1,218	1,520	3,990	4,649

Total operating expenses	11,570	15,765	37,202	48,432

Loss from operations	(10,091)	(9,202)	(25,610)	(32,868)

Interest income, net	332	459	1,054	1,707

Non-GAAP net loss	$(9,759)	$(8,743)	$(24,556)	$(31,161)

Non-GAAP net loss per basic and diluted share	$(0.77)	$(0.72)	$(1.95)	$(2.54)

Weighted average common shares used in computing basic and diluted net loss per share	12,686,147	12,189,261	12,586,555	12,266,712

Note 1 – The above non-GAAP consolidated statements of operations for the three and nine months ended September 30, 2004 and September 30, 2003 are not presented in accordance with generally accepted accounting principles (GAAP) and are presented for informational purposes only. These statements exclude the impact of non-cash charges related to common stock warrant discount and certain stock based compensation as well as credits resulting from utilization of excess inventory as presented in the following reconciliation. The Company believes that this presentation of non-GAAP results provides helpful information to both management and investors in assessing our operating performance.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Non-GAAP net loss	$(9,759)	$(8,743)	$(24,556)	$(31,161)
Common stock warrant discount	(527)	(817)	(1,581)	(2,451)
Certain non-cash stock based compensation	(129)	(152)	(309)	(890)
Utilization of excess inventory	43	601	728	1,378

GAAP net loss	$(10,372)	$(9,111)	$(25,718)	$(33,124)

AVICI SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	September 30, 2004	December 31, 2003
	(Unaudited)
Assets
Cash and marketable securities	$52,149	$63,614
Inventories, net	4,472	1,206
Trade accounts receivable, net	3,118	6,620
Other current assets	1,474	1,200

Total current assets	61,213	72,640

Long-term investments	24,534	32,316
Property and equipment, net	8,480	10,658
Contract distribution rights	4,740	—
Other assets	244	432

Total assets	$99,211	$116,046

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$9,307	$13,084
Deferred revenue	4,906	2,689
Current portion of capital lease obligations	—	46
Stockholders’ equity	84,998	100,227

Total liabilities and stockholders’ equity	$99,211	$116,046

December 31, 2003 amounts are derived from audited financial statements.